Exhibit 1.1

[*], 2026

Texxon Holding Limited

703, Block A, 1799 Wuzhong Road

Minhang District

Shanghai, China, 200335

Attention: Mr. Hui Xu, Chief Executive Officer

Dear Mr. Xu:

This letter (the “Agreement”) constitutes the agreement between D. Boral Capital LLC (“D. Boral” or the “Placement Agent”) and Texxon Holding Limited, a Cayman Islands exempted company (the “Company”), pursuant to which the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of ordinary shares (the “Shares” or “Securities”) of the Company, par value $0.0001 per share (“Ordinary Shares”). The terms of the Placement shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, which may include a Securities Purchase Agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. With the prior written consent of the Company, the Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, executive officers of the Company will be available upon reasonable notice and during normal business hours to answer inquiries from prospective Purchasers.

SECTION 1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. Each of the representations and warranties and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that:

1. The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-1 (File No. 333-[*]), as amended, under the Securities Act, which was declared effective on [*], 2026 (the “Registration Statement”) for the registration of the sale of the Securities under the Securities Act. Following the determination of pricing among the Company and the prospective Purchasers, the Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a final prospectus relating to the placement of the Securities, and the plan of distribution thereof and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such prospectus in the form in which it appears in the Registration Statement at the time of effectiveness, is hereinafter called the “Preliminary Prospectus” and the final prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and/or 424(b) is hereinafter called the “Final Prospectus.” Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any/all references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as the case may be. As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Preliminary Prospectus, the Transaction Documents, the final terms of the Placement provided to the Purchasers in writing, and any issuer free writing prospectus as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package. The term “any Prospectus” shall mean, as the context requires, the Preliminary Prospectus, the Final Prospectus and any supplement to either. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Final Prospectus or intends to commence a proceeding for any such purpose.

2. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which (x) have not been described or filed as required or (y) will not be filed within the requisite time period.

3. The Company is eligible to use Free Writing Prospectuses in connection with the Placement pursuant to Rules 164 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. The Company will not, without the prior consent of the Placement Agent, prepare, use or refer to, any Free Writing Prospectus.

4. There are no affiliations with any Financial Industry Regulatory Authority (“FINRA”) member firm among the Company’s officers, directors or, to the knowledge of the Company, any ten percent (10.0%) or greater shareholder of the Company, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

5. There are no brokers, finders, representatives or other persons that have an interest in compensation due to the Placement Agent from the Placement or which would otherwise be due any fee, commission or remuneration upon consummation of the Placement.

B. Covenants of the Company. The Company has delivered or made available, or will as promptly as practicable deliver or make available, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities pursuant to the Placement other than the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the States applicable to the offers and sales of the Securities by the Placement Agent, (iv) is a corporate entity validly existing under the laws of its place of organization, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status as such. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3. COMPENSATION. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its designees their pro rata portion (based on the Securities placed) of the following compensation with respect to the Securities which they are placing:

A. A cash fee (the “Cash Fee”) equal to (i) seven and one-half percent (7.5%) of the aggregate gross proceeds raised in the Placement from Purchasers introduced directly or indirectly by the Placement Agent, and (ii) four and one-half percent (4.5%) of the aggregate gross proceeds raised in the Placement from Purchasers introduced by the Company. The Cash Fee shall be paid at the Closing of the Placement.

B. A non-accountable expense allowance equal to one-half percent (0.5%) of the gross proceeds received by the Company in the Placement, payable to the Placement Agent at the Closing.

C. Regardless of whether the Placement is consummated, the Company agrees to pay, or reimburse if paid by the Placement Agent: (i) all of the Company’s costs and expenses incident to the Placement under this Agreement, (ii) all clearing fees and expenses incurred by the Placement Agent in connection with the Placement if any, and (iii) all reasonable out-of-pocket costs and expenses incident to the performance of the obligations of Placement Agent under the Engagement Letter and under this Agreement, including, without limitation, the fees and expenses of the Placement Agent’s outside attorneys, background checks, due diligence costs and any out-of-pocket expenses incurred (including, but not limited to, travel, meals, rides, required licenses), irrespective of whether the Placement is consummated or not; provided that, except as otherwise provided in the Addendum A (defined below) and excluding expenses related to any required filings under state securities or “blue sky” law and filings with FINRA, such costs and expenses under items (ii) and (iii) in this Section 3.C. shall not exceed $150,000 without the Company’s prior approval (such approval not to be unreasonably withheld, conditioned or delayed). The Company has provided an expense advance of $50,000 (the “Advance”) to the Placement Agent as of the date hereof. The Advance shall be applied towards out-of-pocket accountable expense set forth herein and any portion of the Advance shall be returned to the Company to the extent not actually incurred. The Placement Agent may deduct from the net proceeds of the Placement payable to the Company on the date of the closing of the Placement, the expenses set forth herein to be paid by the Company to the Placement Agent.

D. The Placement Agent reserves the right to reduce any item of its compensation or adjust (in the Company’s favor) the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

SECTION 4. INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification Provisions”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 5. ENGAGEMENT TERM; TAIL. The Placement Agent’s engagement hereunder shall be until the earlier of (i) the final closing date of the Placement and (ii) August 22, 2026 (such date, the “Termination Date” and the period of time during which this Agreement remains in effect is referred to herein as the “Term”). The Placement Agent shall be entitled to a cash fee equal to seven and one-half percent (7.5%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Placement Agent to the Company during the Term of this Agreement, in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Term of this Agreement or within the twelve (12) month period following the expiration or termination of the Term of this Agreement (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. Notwithstanding the foregoing, no fee shall be payable by the Company in connection with a Tail Financing if the Company terminates this Agreement for cause, which shall include the material failure by the Placement Agent to provide the services contemplated by this Agreement, as provided in FINRA Rule 5110(g)(5)(B). Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees actually earned pursuant to Section 3 or Section 5 hereof and the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement, all fees due to the Placement Agent shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

Notwithstanding anything to the contrary contained herein, this Agreement may be terminated by the Placement Agent by written notice given to the Company if at any time prior to the Closing Date: (i) trading or quotation in the Ordinary Shares shall have been suspended or limited by the Commission or by the Trading Market; (ii) a general banking moratorium shall have been declared by any United States federal or Cayman Islands authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions that, in the reasonable judgment of the Placement Agent, is material and adverse and makes it impracticable to market the Securities in the manner and on the terms contemplated by the Registration Statement and the Prospectus or to enforce contracts for the sale of the Securities; or (iv) regulatory approval for the Placement is denied, conditioned or modified and as a result it makes it impracticable for the Placement Agent to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts for the sale of the Securities. Except as otherwise provided herein, this Agreement may not be terminated by the Company prior to the Closing Date, other than for cause. In the event that the Company believes that the Placement Agent has engaged in conduct constituting cause, it must first notify the Placement Agent in writing of the facts and circumstances supporting such assertion and allow the Placement Agent twenty (20) days to cure such alleged conduct. Any termination pursuant to this paragraph shall be without liability on the part of any party to any other party, except that the provisions of Section 3 (with respect to the reimbursement of reasonable out-of-pocket accountable, bona fide expenses actually incurred by the Placement Agent), Section 4 and Section 5 (with respect to any Tail Financing obligations) shall at all times be effective and shall survive such termination.

SECTION 6. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 7. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that the Placement Agent is acting hereunder as an independent contractor, and not as a fiduciary, agent or otherwise, of the Company or any other person, and shall act solely on the basis of a contractual relationship on an arm’s length basis (including in connection with determining the terms of the Placement). The Placement Agent will make a review of the Company, the transactions contemplated hereby or other matters relating to such transactions solely for the Placement Agent’s own benefit. The Company shall not claim that the Placement Agent owes a fiduciary duty to the Company in connection with the Placement or the process leading thereto, and the Placement Agent shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived. No one other than the Company is authorized to rely upon the engagement of the Placement Agent hereunder or any statements, advice, opinions or conduct by the Placement Agent. The Placement Agent may perform certain of the services described herein through one or more of its affiliates and any such affiliates shall be entitled to the benefit of this Agreement.

SECTION 8. CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent. Any filings required to be made by the Company in connection with the Placement shall have been timely filed with the Commission.

B. The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

C. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the other Transaction Documents, the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

D. The Placement Agent shall have received (i) from Ellenoff Grossman & Schole LLP, U.S. securities counsel to the Company, such counsel’s written opinion and negative assurance letter addressed to the Placement Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent, (ii) from Mourant Ozannes (Cayman) LLP, Cayman Islands counsel to the Company, such counsel’s written opinion addressed to the Placement Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent, and (iii) from Jingtian & Gongcheng, PRC counsel to the Company, such counsel’s written opinion addressed to the Placement Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

E. On the date of this Agreement and on the Closing Date, the Placement Agent shall have received a “comfort” letter from ZH CPA, LLC as of each such date, addressed to the Placement Agent and in form and substance satisfactory in all respects to the Placement Agent and Placement Agent’s counsel.

F. On the Closing Date, Placement Agent shall have received a certificate of the chief executive officer of the Company, dated, as applicable, as of the date of such Closing, to the effect that, as of the date of this Agreement and as of the Closing Date, the representations and warranties of the Company contained herein and in the Purchase Agreement were and are accurate in all material respects, except for such changes as are contemplated by this Agreement and except as to representations and warranties that were expressly limited to a state of facts existing at a time prior to the applicable Closing Date, and that, as of the applicable date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects.

G. [Reserved]

H. On the Closing Date, Placement Agent shall have received a certificate from the Secretary of the Company, dated as of the date of such Closing, certifying to the organizational documents, good standing in the jurisdiction of incorporation of the Company and board resolutions relating to the Placement of the Securities from the Company. On the Closing Date the Placement Agent shall also have received certificates of good standing or equivalent with respect to the Company and each of its subsidiaries.

I. The Company (i) shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and (ii) since such date there shall not have been any change in the share capital or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company, otherwise than as set forth in or contemplated by the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

J. The Ordinary Shares are registered under the Exchange Act and, as of the Closing Date, the Company has submitted the notification of listing of additional shares of Ordinary Shares, including the Securities, to the Nasdaq Capital Market (the “Trading Market”), and reasonable evidence of such action, if available, shall have been provided to the Placement Agent upon its request. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Ordinary Shares under the Exchange Act or delisting or suspending from trading the Ordinary Shares from the Trading Market, nor has the Company received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing.

K. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

L. The Company shall have prepared and filed with the Commission a current report on Form 6-K with respect to the Placement, including as an exhibit thereto this Agreement.

M. Any Purchase Agreement entered into by the Company with a Purchaser shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and such Purchaser.

N. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Placement and pay all filing fees required in connection therewith.

O. Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Placement Agent or to Placement Agent’s counsel pursuant to this Section 8 shall not be reasonably satisfactory in form and substance to the Placement Agent and to Placement Agent’s counsel, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 9. COMPANY LOCK-UP. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Placement Agent, it will not, during the Term and for a period of three (3) months after the Closing of the Placement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares of the Company or any securities convertible into or exercisable or exchangeable for Shares of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any Shares of the Company or any securities convertible into or exercisable or exchangeable for Shares of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit or commercial loans with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of securities of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of Shares of the Company or such other securities, in cash or otherwise. The restrictions contained in this Section 9 shall not apply to (a) the issuance by the Company of stock options, Ordinary Shares or shares of the Company under any equity compensation plan of the Company and the filing of any registration statement on Form S-8 with the Commission relating to the equity compensation plan, (b) the establishment of, and the sale of Ordinary Shares pursuant to, a plan pursuant to Rule 10b5-1 under the Exchange Act, and (c) securities issued pursuant to acquisitions or strategic transactions approved by the independent directors of the Company, provided that, in each case, any recipient of securities issued or transferred pursuant to the foregoing shall, to the extent required by the Placement Agent, execute a customary lock-up agreement in favor of the Placement Agent for the remainder of the Lock-Up Period.

SECTION 10. RIGHT OF FIRST REFUSAL. For the avoidance of doubt, the right of first refusal granted by the Company to the Placement Agent pursuant to Section 7.3 of the Underwriting Agreement dated October 22, 2025, between the Placement Agent and the Company (the “Underwriting Agreement”) shall hereby remain valid and ongoing. The Company hereby agrees that, if and only if the Placement is consummated, such right of first refusal shall be extended for an additional three (3) months beyond its original expiration date, so that it will remain in effect through and including April 23, 2027. In the event the Company advises the Placement Agent that it desires to effect any financing, the Company and the Placement Agent will negotiate in good faith the terms of the Placement Agent’s engagement in a separate agreement, which agreement would set forth, among other matters, compensation for the Placement Agent based upon customary fees for the services provided. The Placement Agent’s participation in any such financing will be subject to the approval of the Placement Agent’s internal committees and other conditions customary for such an undertaking. Notwithstanding the foregoing, no fee shall be payable by the Company solely in respect of the three-month extension of the right of first refusal if the Company terminates this Agreement for cause. Except as expressly extended herein, the scope, mechanics and conditions of such right of first refusal shall continue to be governed by Section 7.3 of the Underwriting Agreement.

SECTION 11. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to the conflicts of laws principles thereof. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 12. ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 13. CONFIDENTIALITY. The Placement Agent (i) will keep the Confidential Information (as such term is defined below) confidential and will not (except as required by applicable law or stock exchange requirement, regulation or legal process (“Legal Requirement”)), without the Company’s prior written consent, disclose to any person any Confidential Information, and (ii) will not use any Confidential Information other than in connection with the Placement. The Placement Agent further agrees to disclose the Confidential Information only to its Representatives (as such term is defined below) who need to know the Confidential Information for the purpose of the Placement, and who are informed by the Placement Agent of the confidential nature of the Confidential Information. The term “Confidential Information” shall mean, all confidential, proprietary and non-public information (whether written, oral or electronic communications) furnished by the Company to the Placement Agent or its Representatives in connection with the Placement Agent’s evaluation of the Placement. The term “Confidential Information” will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by a Placement Agent or its Representatives in violation of this Agreement, (ii) is or becomes available to a Placement Agent or any of its Representatives on a non-confidential basis from a third-party, (iii) is known to a Placement Agent or any of its Representatives prior to disclosure by the Company or any of its Representatives, or (iv) is or has been independently developed by a Placement Agent and/or the Representatives without use of any Confidential Information furnished to it by the Company. The term “Representatives” shall mean the Placement Agent’s directors, board committees, officers, employees, financial advisors, attorneys and accountants. This provision shall be in full force until the earlier of (a) the date that the Confidential Information ceases to be confidential and (b) two years from the date hereof. Notwithstanding any of the foregoing, in the event that the Placement Agent or any of its Representatives are required by Legal Requirement to disclose any of the Confidential Information, the Placement Agent and its Representatives will furnish only that portion of the Confidential Information which the Placement Agent or its Representative, as applicable, is required to disclose by Legal Requirement as advised by counsel, and will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

SECTION 14. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 15. PUBLICITY. Except as may be required by the Purchase Agreement or by law, each party agrees that it will not issue press releases or engage in any other publicity with respect to the Placement, without the other party’s prior written consent, which consent shall not be unreasonably withheld, delayed, or conditioned. Subject to the Company’s approval, the Placement Agent may issue a press release regarding the Placement and tag the Company’s name and/or ticker within the body of such press release. If the Company’s approval is granted, the Company specifically permits the Placement Agent’s press release to appear on the Company’s Yahoo Finance page and allows any press release distributors (i.e. AccessWire, GlobeNewswire, Business Wire, Newswire, Newsfile and/or any others) to pull/distribute the Placement Agent’s press release and display it on the Company’s Yahoo Finance page.

SECTION 16. USE OF INFORMATION. The Company will furnish to the Placement Agent such information as the Placement Agent requests for purposes of performing services under this Agreement (the “Information”). All Information that the Company furnishes to the Placement Agent will be accurate and complete in all material respects at the time provided. If the Company becomes aware that any Information is materially inaccurate, incomplete or misleading during the engagement hereunder, the Company will promptly advise the Placement Agent. The Placement Agent assumes no responsibility to the Company for the accuracy and completeness of the Information (including information available from generally recognized public resources) and will use and rely upon the Information (and information available from generally recognized public sources) without assuming responsibility for its independent verification. The Placement Agent will not make an independent evaluation of any of the assets or liabilities (contingent or otherwise) of the Company.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to D. Boral the enclosed copy of this Agreement.

Very truly yours,

D. BORAL CAPITAL LLC

By:
	Name:	Stephanie Hu
	Title:	Co-Head of Investment Banking

Address for Notice:
590 Madison Avenue, 39th Floor
New York, NY 10022
Attention: Stephanie Hu, Co-Head of Investment Banking
Email: shu@dboralcapital.com

Accepted and Agreed to as of the date first written above:

TEXXON HOLDING LIMITED

By:
	Name:	Hui Xu
	Title:	Chief Executive Officer

Address for Notice:
703, Block A, 1799 Wuzhong Road
Minhang District
Shanghai, China, 200335
Attention: Hui Xu
E-Mail: xuhui@totrade.cn

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention: Wei Wang, Esq.

E-mail: wwang@egsllp.com

[Signature Page to Placement Agency Agreement Between

Texxon Holding Limited and D. Boral Capital LLC]

ADDENDUM A INDEMNIFICATION PROVISIONS

Capitalized terms used in this Addendum shall have the meanings ascribed to such terms in the Agreement to which this Addendum is attached.

In addition to and without limiting any other right or remedy available to the Placement Agent and the Indemnified Parties (as hereinafter defined), the Company agrees to indemnify and hold harmless Placement Agent and each of the other Indemnified Parties from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Placement Agent’s acting for the Company, including, without limitation, any act or omission by Placement Agent in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Placement Agent to which these indemnification provisions are attached and form a part, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto), or the enforcement by Placement Agent of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the bad faith, gross negligence, willful misconduct or fraud of the Indemnified Party seeking indemnification hereunder.

The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Placement Agent by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s bad faith, fraud, gross negligence or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Placement Agent, its affiliated entities, and their respective present and former managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, shareholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability, which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder except to the extent that such failure or delay causes actual material harm to the Company, or materially prejudices its ability to defend such action, suit, proceeding or investigation on behalf of such Indemnified Party. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party’s own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there are legal defenses available to the Indemnification Party that are not available to the Company, or that there exists a conflict or potential conflict of interest (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Company to conduct the defense of both parties (in which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys (and local counsel) representing Indemnified Parties. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company.

The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of Placement Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its shareholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its shareholders, subsidiaries and affiliates, shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Placement Agent in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Placement Agent pursuant to the Agreement, and neither the Placement Agent nor any Indemnified Party shall be liable for any indirect, incidental, consequential, special or punitive damages.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

[The remainder of this page has been intentionally left blank.]

Very truly yours,

D. BORAL CAPITAL LLC

By:
	Name:	Stephanie Hu
	Title:	Co-Head of Investment Banking

Address for Notice:
590 Madison Avenue, 39th Floor
New York, NY 10022
Attention: Stephanie Hu, Co-Head of Investment Banking
Email: shu@ dboralcapital.com

Accepted and Agreed to as of the date first written above:

TEXXON HOLDING LIMITED

By:
	Name:	Hui Xu
	Title:	Chief Executive Officer

Address for Notice:
703, Block A, 1799 Wuzhong Road
Minhang District
Shanghai, China, 200335
Attention: Hui Xu
E-Mail: xuhui@totrade.cn

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention: Wei Wang, Esq.

E-mail: wwang@egsllp.com

[Signature Page to Indemnification Provisions

Pursuant to the Placement Agency Agreement]

between Texxon Holding Limited and D. Boral Capital LLC]